Exhibit 4.2

FORM OF REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

INDUSTRIAL LOGISTICS PROPERTIES TRUST

AND

SELECT INCOME REIT

Dated as of                      , 201

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of                      , 201  , by and between Industrial Logistics Properties Trust, a Maryland real estate investment trust (“ILPT”), and Select Income REIT, a Maryland real estate investment trust (including its successors and permitted assigns, “SIR”). ILPT and SIR are each referred to as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, the Parties are entering into this Agreement in connection with the consummation of the transactions contemplated in that certain Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), by and between SIR and ILPT; and

WHEREAS, SIR holds common shares of beneficial interest, par value $.01 per share, of ILPT (“Common Shares”);

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Transaction Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” is defined in the preamble to this Agreement.

“Common Shares” is defined in the recitals to this Agreement.

“control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Covered Liabilities” is defined in Section 4.1.

“Demand Registration” is defined in Section 2.1(a).

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“ILPT” is defined in the preamble to this Agreement.

“ILPT Indemnified Party” is defined in Section 4.2.

“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Maximum Number of Shares” is defined in Section 2.1(c).

“Party” is defined in the preamble to this Agreement.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Piggy-Back Registration” is defined in Section 2.2(a).

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, including all materials incorporated by reference in such Prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

“Registration Period” means the period (a) beginning on the date that is the later of (i) the effectiveness of the ILPT Registration Statement (as defined in the Transaction Agreement) and (ii) one hundred eighty (180) days after the date hereof and (b) ending on the date and time at which SIR (including its successors and permitted assigns) no longer holds any Registrable Securities.

“Registration Statement” means any registration statement filed by ILPT with the SEC in compliance with the Securities Act for a public offering and sale of Common Shares (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), as amended or supplemented, including all materials incorporated by reference in such registration statement.

“Registrable Securities” mean all of the Common Shares owned by SIR (including any equity securities issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization); provided, however, that Common Shares shall cease to be Registrable Securities hereunder, as of any date, when: (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such Registrable Securities shall have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any similar provisions thereunder, but not Rule 144A) and new certificates (or notations in book-entry form) for them not bearing a legend restricting further transfer shall have been delivered by ILPT or its transfer agent and subsequent public distribution of them shall not require registration under the Securities Act; (iii) such Registrable Securities are saleable immediately in their entirety without condition or limitation pursuant to Rule 144 under the Securities Act or (iv) such Registrable Securities shall have ceased to be outstanding.

“SEC” means the U.S. Securities and Exchange Commission or such successor federal agency or agencies as may be established in lieu thereof.

“SIR” is defined in the preamble to this Agreement.

“SIR Indemnified Party” is defined in Section 4.1.

“Shelf Offering” is defined in Section 3.2.

“Shelf Registration” is defined in Section 2.1(a).

“Transaction Agreement” is defined in the recitals to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1                                    Demand Registration.

(a)                                 General Demand for Registration.  At any time during the Registration Period, SIR may make a written demand for registration under the Securities Act of all or part of the Registrable Securities owned by it. Any such written demand for a registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The registration so demanded by SIR is referred to herein as a “Demand Registration.” If ILPT is eligible to utilize a Registration Statement on Form S-3 to sell securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”), any Demand Registration made pursuant to this Section 2.1(a) shall, at SIR’s option, be a demand for a Shelf Registration. For the avoidance of doubt, if a Shelf Registration is demanded pursuant to this Section 2.1(a), any reference to a Demand Registration in this Agreement also refers to a Shelf Registration.

(b)                                 Underwritten Offering.  If SIR so advises ILPT as part of its written demand(s) for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such case, SIR shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such underwriting by SIR (which Underwriter(s) shall be reasonably acceptable to ILPT), complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to ILPT such information as ILPT may reasonably request in writing for inclusion in the Registration Statement.

(c)                                  Reduction of Offering.  If the managing Underwriter(s) for a Demand Registration that is to be an underwritten offering advise(s) ILPT and SIR that the dollar amount or number of Registrable Securities which SIR desires to sell, taken together with all other Common Shares or other securities which SIR has agreed may be included in the offering, exceeds the maximum dollar amount or maximum number of Common Shares or other securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of Common Shares or other securities, as applicable, the “Maximum Number of Shares”), then ILPT shall include in such registration: (i) first, the Registrable Securities which SIR has demanded be included in the Demand Registration; provided, however, if the aggregate number of Registrable Securities as to which Demand Registration has been requested exceeds the Maximum Number of Shares, then the number of Registrable Securities that may be included shall be reduced to the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Shares or other securities that ILPT desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other securities for the account of other security holders of ILPT that can be sold without exceeding the Maximum Number of Shares.

(d)                                 Withdrawal.  In the case of a Demand Registration, if SIR disapproves of the terms of any underwriting or is not entitled to include all of its Registrable Securities in any offering, SIR may elect to withdraw from such offering no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s) by giving written notice to ILPT and the Underwriter(s) of its request to withdraw. In such event, ILPT need not proceed with the offering. If SIR’s withdrawal is based on (i) a material adverse change in circumstances with respect to ILPT and not known to SIR at the time SIR makes its written demand for such Demand Registration, (ii) ILPT’s failure to comply with its obligations under this Agreement or (iii) a reduction pursuant to Section 2.1(c) of ten percent (10%) or more of the number of Registrable Securities which SIR has requested be included in the Demand Registration, such registration shall not count as a Demand Registration for purposes of Section 3.1(a)(iii) or Section 3.1(a)(v). If SIR’s withdrawal is based on the circumstances described in clause (i) or (ii) of the preceding sentence, ILPT shall pay or reimburse all expenses otherwise payable or reimbursable by SIR in connection with such Demand Registration pursuant to Section 3.3 and such registration shall not count as a Demand Registration for purposes of Section 3.1(a)(iii) or Section 3.1(a)(v).

Section 2.2                                    Piggy-Back Registration.

(a)                                 Piggy-Back Rights.  If, at any time during the Registration Period, ILPT proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Shares, or securities or other obligations exercisable or exchangeable for, or convertible into, Common Shares, by ILPT for its own account or for any other shareholder of ILPT for such shareholder’s account, other than a Registration Statement (i) filed in connection with any employee benefit plan, (ii) for an exchange offer or offering of securities solely to ILPT’s existing shareholders, (iii) for an offering of debt securities convertible into equity securities of ILPT, (iv) for a dividend reinvestment plan or (v) filed on Form S-4 (or successor form), then ILPT shall (x) give written notice of such proposed filing to SIR as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, of the offering and (y) offer to SIR in such notice the opportunity to register the sale of such number of its Registrable Securities as SIR may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). If SIR so requests to register the sale of some of its Registrable Securities, ILPT shall cause such Registrable Securities to be included in the Registration Statement and shall use commercially reasonable efforts to cause the managing Underwriter(s) of the proposed underwritten offering to permit the Registrable Securities requested to be included in the Piggy-Back Registration to be included on the same terms and conditions as any similar securities of ILPT and other shareholders of ILPT and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Piggy-Back Registration involves one or more Underwriters, SIR shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggy-Back Registration by ILPT, complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to ILPT such information as ILPT may reasonably request in writing for inclusion in the Registration Statement or such information that is otherwise customary.

(b)                                 Reduction of Offering.  If the managing Underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises ILPT and the holders of Registrable Securities that the dollar amount or number of Common Shares or other securities which ILPT desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been requested pursuant to written contractual arrangements with SIR and other Persons, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual demand or piggy-back registration rights of other shareholders of ILPT, exceeds the Maximum Number of Shares, then ILPT shall include in any such registration:

(i)                                     If the registration is undertaken for ILPT’s account: (x) first, the shares or other securities that ILPT desires to sell that can be sold without exceeding the Maximum Number of Shares; and (y) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (x), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii)                                  If the registration is a “demand” registration undertaken at the demand of Persons, other than SIR, pursuant to written contractual arrangements with such Persons, (x) first, the Common Shares or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Shares; (y) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (x), the Common Shares or other securities that ILPT desires to sell that can be sold without exceeding the Maximum Number of Shares; and (z) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (x) and (y), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights, which other shareholders desire to sell (pro rata in accordance with the number of Common Shares or other securities which each such Person has actually requested to be included in such registration, regardless of the number of Common Shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

(c)                             Withdrawal.  SIR may elect to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to ILPT of such request to withdraw no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s). ILPT may also elect to withdraw from a registration at any time no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s). If SIR’s withdrawal is based on (i) ILPT’s failure to comply with its obligations under this Agreement or (ii) a reduction pursuant to Section 2.2(b) of ten percent (10%) or more of the number of Registrable Securities which SIR has requested be included in the Piggy-Back Registration, ILPT shall pay or reimburse all expenses otherwise payable or reimbursable by SIR in connection with such Piggy-Back Registration pursuant to Section 3.3.

ARTICLE III

REGISTRATION PROCEDURES

Section 3.1                               Filings; Information.  Whenever ILPT is required to effect the registration of any Registrable Securities owned by SIR pursuant to ARTICLE II, ILPT shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)                            Filing Registration Statement.  ILPT shall, as expeditiously as possible and in any event within thirty (30) days after receipt of a request for a Demand Registration from SIR pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on any form for which ILPT then qualifies or which counsel for ILPT shall deem appropriate and which form shall be available for the sale of all Registrable Securities owned by SIR to be registered thereunder and the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c); provided, however, that:

(i)                                     In the case of demand under Section 2.1 for a Shelf Registration, the Registration Statement shall be on Form S-3;

(ii)                                  ILPT shall have the right to defer any Demand Registration and any Piggy-Back Registration for a reasonable period of time if, in the good faith judgment of the Board of Trustees or the officers of ILPT (and ILPT shall furnish to the holders a confirmatory certificate signed by a principal executive officer or principal financial officer of ILPT), it would (1) materially interfere with a significant acquisition, disposition, financing or other transaction involving ILPT, (2) result in the disclosure of material information that ILPT has a bona fide business purpose for preserving as confidential that is not then otherwise required to be disclosed or (3) render ILPT unable to comply with requirements under the Securities Act or the Exchange Act; in such event, (A) if the applicable Registration Statement has become effective, SIR will forthwith discontinue (or cause the discontinuance of) disposition of its Registrable Securities until it is advised by ILPT that the use of such Registration Statement may be resumed or (B) SIR shall be entitled to withdraw its request for the filing of the applicable Registration Statement and, if such request is withdrawn, such request shall not count as one of SIR’s permitted requests for registration hereunder and ILPT shall pay all customary costs and expenses in connection with such withdrawn registration; provided, further, however, that ILPT may not exercise the right set forth in this subsection (ii) in respect of a request by SIR for more than one hundred twenty (120) days in any 365-day period in respect of a Demand Registration (including in such one hundred twenty (120) days, any deferral under subsection (iv) of this Section 3.1(a) if the Registration Statement was not timely filed thereunder);

(iii)                               ILPT shall not be obligated to effect any registration of Registrable Securities owned by SIR upon receipt of a written demand for a Demand Registration by SIR if ILPT has already completed two (2) Demand Registrations requested by SIR within the past twelve (12) month period;

(iv)                              ILPT shall not then be obligated to effect any registration of Registrable Securities owned by SIR upon receipt of a written demand for a Demand Registration if ILPT shall furnish to SIR a certificate signed by a principal executive officer or principal financial officer of ILPT stating that ILPT expects to file, within ninety (90) days of receipt of the written demand of SIR for a Demand Registration, a Registration Statement and offer to SIR the opportunity to register its Registrable Securities thereunder in accordance with Section 2.2;

(v)                                 ILPT shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration from SIR if ILPT has, within the ninety (90) day period preceding the date of the written demand for a Demand Registration, already effected a Demand Registration;

(vi)                              ILPT shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if all Registrable Securities could be sold within ninety (90) days pursuant to Rule 144 under the Securities Act; and

(vii)                           ILPT shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if all Registrable Securities are proposed to be offered at an expected aggregate offering price of less than $           million (net of registration expenses set forth in Section 3.3), provided, that this clause (vii) shall not apply to a Shelf Registration.

(b)                                 Copies.  If SIR has included Registrable Securities in a registration, ILPT shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish to SIR and its counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as SIR or counsel for SIR may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration.

(c)                                  Amendments and Supplements.  If SIR has included Registrable Securities in a registration, ILPT shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days, plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any Governmental Entity) or such securities have been withdrawn.

(d)                                 Notification.  If SIR has included Registrable Securities in a registration, after the filing of the Registration Statement, ILPT shall promptly, and in no event more than two (2) Business Days after such filing, notify SIR of such filing, and shall further notify SIR promptly and confirm such notification in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and ILPT shall use reasonable best efforts to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to SIR any such supplement or amendment; except that before filing with the SEC a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, ILPT shall furnish to SIR and to its counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide SIR and its counsel with a reasonable opportunity to review such documents and comment thereon, and ILPT shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which SIR or its counsel shall reasonably object.

(e)                                  State Securities Laws Compliance.  If SIR has included Registrable Securities in a registration, ILPT shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as SIR (in light of the intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of ILPT and do any and all other acts and things that may be necessary or advisable to enable SIR to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that ILPT shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(e) or subject itself to taxation in any such jurisdiction.

(f)                                   Agreements for Disposition.  If SIR has included Registrable Securities in a registration, (i) ILPT shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and use commercially reasonable efforts to take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities and (ii) the representations, warranties and covenants of ILPT in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of SIR. For the avoidance of doubt, SIR may not require ILPT to accept terms, conditions or provisions in any such agreement which ILPT determines are not reasonably acceptable to ILPT, notwithstanding any agreement to the contrary herein. SIR shall not be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Underwriters or ILPT and, if applicable, with respect to SIR’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with SIR’s material agreements and organizational documents, and with respect to written information relating to SIR that SIR has furnished in writing expressly for inclusion in such Registration Statement, in each case, as applicable to SIR. SIR, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are reasonable and customarily contained in agreements of that type.

(g)                                  Cooperation.  ILPT shall reasonably cooperate in any offering of Registrable Securities under this Agreement, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. SIR shall reasonably cooperate in the preparation of the Registration Statement and other documents relating to any offering in which it includes securities pursuant to this Agreement. If SIR has included Registrable Securities in a registration, SIR shall also furnish to ILPT such information regarding itself, the Registrable Securities held by it, and the intended method(s) of disposition of such securities as ILPT and/or its counsel shall reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act in connection with the registration of the Registrable Securities.

(h)                                 Records.  If SIR has included Registrable Securities in a registration, upon reasonable notice and during normal business hours, subject to ILPT receiving any customary confidentiality undertakings or agreements, ILPT shall make available for inspection by SIR, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by SIR or any Underwriter, all relevant financial and other records, pertinent corporate documents and properties of ILPT as shall be necessary to enable them to exercise their due diligence responsibility, and shall cause ILPT’s officers, trustees and employees to supply all information reasonably requested by SIR in connection with such Registration Statement.

(i)                                     Opinions and Comfort Letters.  If SIR has included Registrable Securities in a registration, ILPT shall use commercially reasonable efforts to furnish to SIR signed counterparts, addressed to SIR, of (i) any opinion of counsel to ILPT delivered to any Underwriter and (ii) any comfort letter from ILPT’s independent public accountants delivered to any Underwriter; provided, however, that counsel to the Underwriter shall have exclusive authority to negotiate the terms thereof. In the event no legal opinion is delivered to any Underwriter, ILPT shall furnish to SIR, at any time that SIR elects to use a Prospectus in connection with an offering of SIR’s Registrable Securities, an opinion of counsel to ILPT to the effect that the Registration Statement containing such Prospectus has been declared effective, that no stop order is in effect, and such other matters as the Persons holding a majority of the Registrable Securities subject to the registration may reasonably request as would customarily have been addressed in an opinion of counsel to ILPT delivered to an Underwriter.

(j)                                    Earning Statement.  ILPT shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make generally available to its shareholders, as soon as practicable, an earning statement satisfying the provisions of Section 11(a) of the Securities Act, provided that ILPT will be deemed to have complied with this Section 3.1(j) if the earning statement satisfies the provisions of Rule 158 under the Securities Act.

(k)                                 Listing.  ILPT shall use commercially reasonable efforts to cause all Registrable Securities of SIR included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar shares of ILPT are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to SIR.

Section 3.2                               Shelf Offering.  In the event that a Registration Statement with respect to a Shelf Registration is effective, SIR may make a written request to sell pursuant to an offering (including an underwritten offering) Registrable Securities of SIR available for sale pursuant to such Registration Statement (a “Shelf Offering”) so long as such Registration Statement remains in effect and to the extent permitted under the Securities Act. Any written request for a Shelf Offering shall specify the number of Registrable Securities owned by SIR proposed to be sold and the intended method(s) of distribution thereof. Upon receipt of a written request of SIR for a Shelf Offering, ILPT shall, as expeditiously as possible, use its commercially reasonable efforts to facilitate such Shelf Offering.

Section 3.3                               Registration Expenses.  Except to the extent expressly provided by Section 2.1(d) or Section 2.2(c) or in connection with a Piggy-Back Registration relating to a registration by ILPT on its own initiative (and not as a result of any other person’s or entity’s right to cause ILPT to file, cause and effect a registration of ILPT securities) and for ILPT’s own account (in which case ILPT will pay all customary costs and expenses of registration), if SIR has included Registrable Securities in a registration, SIR shall pay, or promptly reimburse ILPT for, its pro rata share of all customary costs and expenses incurred in connection with any Demand Registration effected pursuant to Section 2.1 or Piggy-Back Registration pursuant to Section 2.2, such pro rata share to be in proportion to the number of shares SIR is selling, after giving effect to any reduction pursuant to Section 2.1(c) or Section 2.2(b), in such Demand or Piggy-Back Registration relative to the total number of shares being sold in the registration, of all customary costs and expenses incurred in connection with such registration, in each case whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees imposed by the Financial Industry Regulatory Authority, Inc.; and (v) fees and disbursements of counsel for ILPT and fees and expenses for independent registered public accountants retained by ILPT (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)). ILPT shall have no obligation to pay for the fees and expenses of counsel representing SIR in any Demand Registration or Piggy-Back Registration. ILPT shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by SIR, which underwriting discounts or selling commissions shall be borne solely by SIR. For the avoidance of doubt, SIR shall have no obligation to pay any underwriting discounts or selling commissions attributable to the shares being sold by any other Person. Additionally, in an underwritten offering, SIR, ILPT and any other Person whose Common Shares or other securities are included in the offering shall bear the expenses of the Underwriter(s) pro rata in proportion to the respective amount of shares each is selling in such offering. For the avoidance of doubt, SIR shall have no obligation to pay, and ILPT shall bear, all internal expenses of ILPT (including, without limitation, all fees, salaries and expenses of its officers, employees and management) incurred in connection with performing or complying with ILPT’s obligations under this Agreement.

Section 3.4                               Information.  SIR shall provide such information as may reasonably be requested by ILPT, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any of its Registrable Securities under the Securities Act pursuant to this Agreement and in connection with ILPT’s obligation to comply with federal and applicable state securities Laws.

Section 3.5                               SIR Obligations.  SIR may not participate in any underwritten offering pursuant to this Agreement unless SIR (i) agrees to only sell Registrable Securities on the basis reasonably provided in any underwriting agreement and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably or customarily required by or under the terms of any underwriting agreement or as reasonably requested by ILPT.

Section 3.6                               Lock-Up in an Underwritten Public Offering.  If requested by the Underwriter(s) of a registered underwritten public offering of securities of ILPT, SIR will enter into a lock-up agreement in customary form pursuant to which it shall agree not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or other securities of ILPT or any securities convertible into or exercisable or exchangeable for Common Shares or other securities of ILPT (except as part of such registered underwritten public offering or as otherwise permitted by the terms of such lock-up agreement) for a lock-up period that is customary for such an offering.

ARTICLE IV

INDEMNIFICATION

Section 4.1                                    Indemnification by ILPT.  ILPT shall, to the extent permitted by applicable Law, indemnify and hold harmless SIR, its subsidiaries, its directors, trustees, officers, employees, representatives and agents in their capacity as such and each Person, if any, who controls SIR within the meaning of the Securities Act or the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “SIR Indemnified Parties”) from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys’, accountants’, and experts’ fees and expenses (collectively, “Covered Liabilities”), suffered, directly or indirectly, by any SIR Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities owned by SIR was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) relating to such Registration Statement, or any amendment thereof or supplement thereto, or by reason of or arising out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), not misleading; provided, however, that (i) ILPT will not be liable in any such case to the extent that any such Covered Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus, amendment or supplement in reliance upon and in conformity with information furnished to ILPT by or on behalf of SIR expressly for use in such document or documents and (ii) the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of ILPT (which consent shall not be unreasonably withheld). The indemnity in this Section 4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any SIR Indemnified Person. For the avoidance of doubt, ILPT and its subsidiaries are not “SIR Indemnified Parties.”

Section 4.2                                    Indemnification by SIR.  SIR shall, to the extent permitted by applicable Law, indemnify and hold harmless ILPT, its subsidiaries, each of their respective directors, trustees, officers, employees, representatives and agents, in their capacity as such and each Person, if any, who controls ILPT within the meaning of the Securities Act or the Exchange Act, and the heirs, executors, successors and assigns of any of the foregoing (collectively, the “ILPT Indemnified Parties”) from and against any and all Covered Liabilities suffered, directly or indirectly, by any ILPT Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement or omission or alleged omission contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities owned by SIR was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) related to such Registration Statement or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to ILPT by SIR expressly for use therein; provided, however, that (i) the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of SIR (which consent shall not be unreasonably withheld), and (ii) in no event shall the total amounts payable in indemnity by SIR under this Section 4.2 exceed the net proceeds received by SIR in the registered offering out of which such Covered Liability arises. The indemnity in this Section 4.2 shall remain in full force and effect regardless of any investigation made by or on behalf of any ILPT Indemnified Person. For the avoidance of doubt, SIR is not an “ILPT Indemnified Party.”

Section 4.3                                    Contribution.  If the indemnification provided for in Section 4.1 or Section 4.2 is unavailable, because it is prohibited or restricted by applicable Law, to an indemnified party under either such Section in respect of any Covered Liabilities referred to therein, then in order to provide for just and equitable contribution in such circumstances, each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Covered Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the untrue statement or omission, or alleged untrue statement or omission, which resulted in such Covered Liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. ILPT and SIR agree that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.3. For the avoidance of doubt, the amount paid or payable by an indemnified party as a result of the Covered Liabilities referred to in this Section 4.3 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending, settling or satisfying any such Covered Liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 4.4                                    Certain Limitations, Etc.  The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of (i) any amounts actually recovered or recoverable by the indemnified parties under insurance policies and (ii) other amounts actually recovered by the indemnified party from third parties, in the case of (i) and (ii), with respect to such Covered Liabilities. Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

ARTICLE V

UNDERWRITING AND DISTRIBUTION

Section 5.1                                    Rule 144.  ILPT covenants that it shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as SIR may reasonably request, all to the extent required from time to time to enable SIR to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                    Notices.  All notices and other communications in connection with this Agreement shall be given in accordance with the provisions of the Transaction Agreement.

Section 6.2                                    Assignment; Successors; Third Party Beneficiaries.  Except as set forth in this Section 6.2, this Agreement and the rights, interests and obligations of the Parties hereunder may not be assigned, transferred or delegated. This Agreement and the rights, interests and obligations of a Party hereunder may be assigned, transferred or delegated by the Party to a Person who succeeds to all or substantially all the assets of the Party, which successor or Person agrees in a writing delivered to the other Party to be subject to and bound by all interests and obligations set forth in this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Except as expressly provided in ARTICLE IV and Section 6.5, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement.

Section 6.3                                    Prior Negotiations; Entire Agreement.  This Agreement and the Transaction Agreement (including the documents and instruments referred to in this Agreement or the Transaction Agreement or entered into in connection therewith) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, between the Parties with respect to the subject matter of this Agreement.

Section 6.4                                    Governing Law.  The terms and provisions of Section 7.7 of the Transaction Agreement are incorporated herein by reference and made a part hereof, the same as though copied herein.

Section 6.5                                    Arbitration.  The terms and provisions of Section 7.1 of the Transaction Agreement are incorporated herein by reference and made a part hereof, the same as though copied herein.

Section 6.6                                    Severability.  This Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If at any time subsequent to the date hereof, any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties.

Section 6.7                                    Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 6.8                                    Construction.  Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (v) words of one gender shall be construed to apply to each gender; (vi) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (vii) “Articles” and “Sections,” refer to Articles and Sections of this Agreement unless otherwise specified; (viii) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) “dollars” and “$” mean United States Dollars; and (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

Section 6.9                                    Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any Party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at Law or in equity.

Section 6.10                             Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other applicable remedies at Law or equity, the Parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

Section 6.11                             Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

Section 6.12                             Exculpation.

(a)                                 THE DECLARATION OF TRUST OF SIR, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND PROVIDES THAT THE NAME SELECT INCOME REIT REFERS TO THE TRUSTEES OF SIR COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY. NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SIR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SIR. ALL PERSONS OR ENTITIES DEALING WITH SIR, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SIR FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(b)                                 THE DECLARATION OF TRUST OF ILPT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND PROVIDES THAT THE NAME INDUSTRIAL LOGISTICS PROPERTIES TRUST REFERS TO THE TRUSTEES OF ILPT COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY. NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF ILPT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, ILPT. ALL PERSONS OR ENTITIES DEALING WITH ILPT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF ILPT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Signatures appear on the next page

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

SELECT INCOME REIT

By:
	Name:	David M. Blackman
	Title:	President and Chief Operating Officer

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:
	Name:	John C. Popeo
	Title:	President and Chief Operating Officer

[Signature Page to the Registration Rights Agreement]